UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

SJW Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On March 9, 2023, SJW Group (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) for the 2023 Annual Meeting of Stockholders to be held on Wednesday, April 26, 2023 at 9:00 AM Pacific Time and any adjournment or postponement thereof. The Company is filing this revised definitive proxy statement (the “Revised Definitive Proxy”) to provide certain updated and corrected disclosures relating to the voting standards and effects of abstentions and broker non-votes for the proposals set forth in the Proxy Statement. This Revised Definitive Proxy amends in its entirety: (i) the subsections titled “Voting” and “Quorum and Votes Required” under the section entitled “Voting Rights and Solicitation” as originally set forth on page 2 of the Proxy Statement and (ii) the section titled “Required Vote” as originally set forth on page 38 of the Proxy Statement.

Except as described above, this filing does not modify or update any disclosures presented in the Proxy Statement. From and after the date of this filing, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby. Stockholders who have already voted need not take any action but may, if they wish, change or revoke their vote by following the instructions described on page 3 of the Proxy Statement.

AMENDMENTS TO THE PROXY STATEMENT

The subsections titled “Voting” and “Quorum and Votes Required” under the section titled “Voting Rights and Solicitation” on page 2 of the Proxy Statement are hereby replaced in their entirety with the following:

VOTING RIGHTS AND SOLICITATION

Voting

Only stockholders of record on March 1, 2023, the record date, will be entitled to notice of, and to vote at the Annual Meeting. As of the close of business on March 1, 2023, there were 30,846,574 shares of common stock of SJW Group issued and outstanding. Each share of common stock is entitled to one vote on each proposal presented at the meeting.

Quorum and Votes Required

A majority of the Corporation’s voting power of all shares of common stock issued and outstanding and entitled to vote must be present at the Annual Meeting or represented by proxy at the Annual Meeting in order to constitute a quorum. Abstentions and broker non-votes (shares held of record by brokers for which the required voting instructions are not provided by the beneficial owners of those shares) are included in the number of shares present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. If a broker or other nominee holds shares in its name on behalf of a stockholder who is a beneficial owner of such shares, the broker or nominee is not permitted to vote those shares on Proposals 1 to 5 in the absence of voting instructions from that stockholder, and therefore broker non-votes will occur if no such instructions are given. The broker or nominee is permitted to vote on Proposal 6 in the absence of voting instructions from stockholders who are beneficial owners of such shares, therefore the Corporation does not expect any broker non-votes for Proposal 6.

Management Proposals	Board’s Voting Recommendation	Vote Required For Approval	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions	Page Reference (for more detail)
Proposal 1: Election of Directors	FOR EACH NOMINEE	MAJORITY OF VOTES CAST	NO	NO EFFECT	NO EFFECT	6

Proposal 2: Advisory Vote to Approve Compensation of Named Executive Officers	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	NO	NO EFFECT	VOTE AGAINST	23

Proposal 3: Advisory Vote to Approve Frequency of the Stockholder Vote on Executive Compensation	FOR ONE YEAR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	NO	NO EFFECT	VOTE AGAINST	24

Proposal 4: To Approve the 2023 Long-Term Incentive Plan	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	NO	NO EFFECT	VOTE AGAINST	25

Proposal 5: To Approve the 2023 Employee Stock Purchase Plan	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	NO	NO EFFECT	VOTE AGAINST	39

Proposal 6: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	YES	NOT APPLICABLE	VOTE AGAINST	44

The section titled “Required Vote” on page 38 of the Proxy Statement is hereby replaced in its entirety with the following:

Required Vote

Approval of the 2023 Long-Term Incentive Plan requires that a majority of the votes present in person or represented by proxy at the Annual Meeting, and entitled to vote thereon, be cast in favor of the 2023 Long-Term Incentive Plan at the meeting.

Should such approval not be obtained, then the 2023 Long-Term Incentive Plan will not become effective. The Predecessor Plan will continue in effect until its termination on April 23, 2023.

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The changes set forth in this Revised Definitive Proxy have been incorporated into the Notice of 2023 Annual Meeting of Stockholders and the Proxy Statement, which are available on the internet at https://www.astproxyportal.com/ast/13455, and should be read together with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on April 26, 2023.

This Revised Definitive Proxy, the Notice of 2023 Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K are available at https://www.astproxyportal.com/ast/13455.